UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2015, RetailMeNot, Inc. (the “Company”) entered into Amendment No. 4 (the “Fourth Amendment”) with NOP 301 Congress LP (the “Landlord”), which modifies the terms of the Lease Agreement dated May 24, 2011, as amended (the “Original Lease”) by and between the Company and the Landlord. Pursuant to the Fourth Amendment, the Company leased an additional 4,518 square feet of office space (the “Expansion Space”) at the Company’s corporate headquarters located at 301 Congress Avenue, Austin, Texas (the “Building”), bringing the total square footage subject to the Original Lease to approximately 100,000 square feet. The Fourth Amendment provides for base rent on the Expansion Space of $28.50 per square foot plus the Company’s proportionate share of common expenses, with specified annual rent increases for all of the premises subject to the Original Lease, including the Expansion Space.

The lease term for the Expansion Space is expected to commence on or about February 1, 2016 and it expires 96 months from the date of commencement. The Company also extended the lease term on the remainder of the premises subject to the Original Lease to expire at the same time as the Expansion Space, rather than July 31, 2020 as originally provided. The Landlord also granted the Company an option to lease an additional approximately 20,000 square feet of office space (the “Additional Expansion Space”) in the Building. In the event that the Company elects not to exercise its option on the Additional Expansion Space, then the term of the entire premises subject to the Original Lease, including the Expansion Space, would be extended for an additional year. The Company has an option to extend the term of the Original Lease (including the Expansion Premises and, if applicable, the Additional Expansion Space) for an additional five years.

The Company and Landlord had previously entered into Amendment No. 2 dated November 9, 2012 (the “Second Amendment”) pursuant to which the Landlord granted the Company the right of first offer (the “Original Right of First Offer”) on any offer to a third party for any contiguous space of at least 10,000 square feet in the Building, subject to certain conditions and restrictions. Pursuant to Amendment No. 4, the Landlord granted the Company an additional right of first offer on any offer to a third party with respect to the 10th and 11th floors in the Building (the “Additional Right of First Offer”), subject to certain conditions and restrictions. The Additional Right of First Offer is primary to, and replaces, the Original Right of First Offer with respect to space located on the 10th and 11th floors in the Building.

A copy of the Fourth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Copies of the Lease Agreement dated May 24, 2011, Amendment No. 1 to Lease Agreement dated November 14, 2012, the Second Amendment and Amendment No. 3 to Lease Agreement dated January 21, 2013 were filed as Exhibits 10.6.1, 10.6.2, 10.6.3 and 10.6.4, respectively, to the Company’s Draft Registration Statement (File No. 377-00145) filed with the Securities and Exchange Commission on April 5, 2013. The foregoing descriptions of the Original Lease, the Second Amendment and the Fourth Amendment are qualified in their entirety by reference to the full text of each of these documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Lease Agreement by and between NOP 301 Congress LP and RetailMeNot, Inc., dated August 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: August 25, 2015	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Lease Agreement by and between NOP 301 Congress LP and RetailMeNot, Inc., dated August 19, 2015.